HCP Announces Changes to Executive Leadership Team
Tom Klaritch Promoted to Chief Operating Officer
Doug Pasquale to Serve as Senior Advisor
Jon Bergschneider has Resigned as SMD – Life Science

IRVINE, Calif., August 30, 2017 /PRNewswire/ -- HCP, Inc. (NYSE: HCP) today announced a new organizational structure and several updates to its executive leadership team. These changes support HCP’s continued execution of its strategic plan and initiatives to further maximize growth and innovation across its three core sectors of senior housing, life science and medical office.

Tom Klaritch, who currently serves as Senior Managing Director – Medical Office, has been promoted to Chief Operating Officer (COO), effective immediately, and will report to Tom Herzog, HCP’s President and CEO. Mr. Klaritch will oversee HCP’s streamlined office platform with the life science and medical office businesses reporting to him, and will work closely with the respective teams to continue to advance the competitive performance and growth of this platform. He is an 18-year Company veteran with 34 years of operational and financial management experience in the medical office and hospital sectors. Mr. Klaritch has also overseen certain asset management, planning and budgeting responsibilities in our life science portfolio since 2007. Prior to joining HCP, he was a founding member of MedCap Properties LLC, a company that owned, operated and developed healthcare real estate.

HCP also announced that Doug Pasquale will serve the Company as a Senior Advisor to the executive team and will also work closely with the senior housing team led by Senior Managing Director, Kendall Young. Mr. Pasquale previously was Chairman and CEO of Nationwide Health Properties, Inc., and also served as President and CEO of Atria Senior Living Group and its predecessor company, ARV Assisted Living, Inc. In 2012, Mr. Pasquale was inducted into the Stifel Nicolaus Senior Housing & Healthcare Real Estate Hall of Fame.

Additionally, Jon Bergschneider, HCP’s Senior Managing Director – Life Science, has resigned. Mr. Bergschneider has informed the Company that he will be joining BioMed Realty Trust as their Chief Development Officer.

Mr. Herzog stated, “We want to take this opportunity to congratulate Tom Klaritch on his promotion to COO. The ability to promote such a talented and experienced executive from within the Company to lead the strategic direction of our office platform demonstrates the depth of our organization.”

“In addition, we are very pleased to welcome Doug Pasquale as a Senior Advisor to our executive team,” continued Mr. Herzog. “Doug brings a tremendous amount of experience as a highly accomplished healthcare real estate and senior housing professional.”

“We would also like to thank Jon for his significant contributions during his time at HCP, and we wish him the best in his new role,” said Mr. Herzog.

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About HCP
HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

Forward-Looking Statements
Statements in this release that are not historical factual statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, among other things, statements relating to the appointment of Tom Klaritch as COO and Doug Pasquale as Senior Advisor, as well as the resignation of Jon Bergschneider. All forward-looking statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors — many of which are out of our and our management's control and difficult to forecast — that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to the aforementioned statements, as well as risks described from time to time in our filings with the U.S. Securities and Exchange Commission.  You should not place undue reliance on any forward-looking statements.  We assume no, and hereby disclaim any, obligation to update any forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact
Andrew Johns
Vice President – Finance and Investor Relations
(949) 407-0400

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